Exhibit 12.3

CERTIFICATION PURSUANT TO
RULES 13a-14(a) AND 15d-14(a) UNDER THE SECURITIES EXCHANGE ACT OF 1934,
AS ADOPTED PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Christian Behrenbruch, certify that:

1.	I have reviewed this annual report on Form 20-F/A of Telix Pharmaceuticals Limited; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: March 20, 2026	By:	/s/ Dr. Christian Behrenbruch
Dr. Christian Behrenbruch
Managing Director & Group Chief Executive Officer
(Principal Executive Officer)